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                                                                    EXHIBIT 24.2



                          BRISTOL-MYERS SQUIBB COMPANY

                             Secretary's Certificate


               I, Alice C. Brennan, Vice President and Secretary of Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), DO HEREBY CERTIFY as follows:

               Attached hereto is a true and complete copy of a resolution duly adopted by the Board of Directors of BMS authorizing the names of officers signing the Registration Statement or any amendment thereto on behalf of BMS to be signed pursuant to a power of attorney, and such resolution has not been amended or rescinded as of the date hereof.

               IN WITNESS WHEREOF, I have signed this certificate on and as of this 28th day of August, 1996.


                                                  By  /s/ Alice C. Brennan
                                                    ----------------------------
                                                    Name:   Alice C. Brennan
                                                    Title:  Vice President and
                                                            Secretary








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                      RESOLVED, that the appropriate officers and directors are, and each of them hereby is, authorized to execute the Registration Statement or any amendment thereto and to execute a power of attorney appointing the General Counsel and the Corporate Secretary and each of them severally, his or her true and lawful attorneys to execute in his or her name, place and stead the Registration Statement and any and all amedments to the Registration Statement, each of said attorneys to have power to act with or without the other.


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